Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Intralinks Holdings, Inc.
Dated: February 9, 2011
RHO VENTURES IV(QP), L.P.
RHO VENTURES IV, L.P.
BY: RHO MANAGEMENT VENTURES IV, L.L.C.
ITS: GENERAL PARTNER

/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer

RHO MANAGEMENT VENTURES IV, L.L.C.
/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer

RHO VENTURES IV GMBH & CO. BETEILIGUNGS KG BY: RHO CAPITAL PARTNERS VERWALTUNGS GMBH ITS: GENERAL PARTNER

/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer

RHO CAPITAL PARTNERS VERWALTUNGS GMBH
/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer

RHO MANAGEMENT TRUST I BY: RHO CAPITAL PARTNERS, INC. ITS: INVESTMENT ADVISOR

/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer

RHO CAPITAL PARTNERS, INC.
/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer
/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer for Joshua Ruch
/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer for Mark Leschly
/s/ Jeffrey I. Martin
Jeffrey I. Martin, Authorized Signer for Habib Kairouz